UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 27, 2014

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2014, Juniper Networks, Inc. (the “Company”) entered into a Settlement, Release and Cross-License Agreement (the “Settlement Agreement”) with Palo Alto Networks, Inc. (“PAN”) to resolve all pending disputes between the Company and PAN. PAN agreed to issue to Juniper on May 27, 2014, a total of 1,080,747 shares of PAN’s common stock (the “Shares”) with an approximate value of $70,000,000. In addition, as soon as reasonably practicable after the date upon which a judgment or stipulation for entry of judgment has been issued by the courts in each Court Proceeding, as defined below (and in any event not later than three (3) business days following such date), PAN will (a) pay to Juniper $75,000,000 in cash and (b) issue to Juniper a warrant (the “Warrant”) to purchase 463,177 shares of PAN common stock, which have an approximate value of $30,000,000, at an exercise price of $0.0001 per share. The Warrant will expire seven (7) months after issuance. PAN has agreed to file a registration statement on Form S-3 to register the resale of the Shares, as well as the shares of common stock underlying the Warrant.

Under the terms of the Settlement Agreement, the parties agreed to resolve the patent-related disputes that were being litigated in various courts (collectively, the “Court Proceedings”) as well as a number of inter partes proceedings in the U.S. Patent and Trademark Office. In addition, each party granted to the other party a life-of-patents license of the patents in suit (together with other patents in the same patent families) as well as an 8-year covenant not to sue for infringement of any other patents of the party. The licenses and covenants include immunity for each party’s customers for the party’s products and services. The Settlement Agreement also contains releases for any past infringement and general releases for past claims between the parties.

The above description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement filed as Exhibit 10.1, which is incorporated by reference herein.

Item 8.01 Other Events.

On May 28, 2014, the Company issued a press release regarding the above-described settlement. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement, Release and Cross-License Agreement, dated May 27, 2014, by and between Juniper Networks, Inc. and Palo Alto Networks, Inc.

99.1	Press release issued by Juniper Networks, Inc. on May 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

May 29, 2014	By:	/s/ Mitchell L. Gaynor
	Name:	Mitchell L. Gaynor
	Title:	Executive Vice President and General Counsel